Exhibit 10.8

AMENDMENT NO. 1 to Membership Interest Purchase Agreement

This Amendment No. 1 to Membership Interest Purchase Agreement (this “AMENDMENT”), dated as of May 14, 2020 (the “Amendment Effective Date”), is entered into between the seller parties identified on the signature pages hereto (each, individually, a “Seller,” and collectively, “Sellers”), and Akers Biosciences, Inc., a New Jersey corporation (“Buyer” or “Akers”).

Recitals

WHEREAS, Sellers and Buyer entered to the Membership Interest Purchase Agreement (the “MIPA”), dated March 23, 2020, whereby Sellers sold to Buyer, and Buyer acquired from Sellers, 100% of the outstanding membership interests in Cystron Biotech, LLC, a limited liability company organized and existing under the laws of the State of Delaware; and

WHEREAS, Sellers and Buyer now desire to amend certain terms of the MIPA as provided below, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
definitions

Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the MIPA.

ARTICLE II
AMENDMENTS

Section 2.01 Section 2.02(a)(ii) of the MIPA is hereby amended and restated in its entirety as follows

“(ii) Equity Offering Consideration. Buyer shall make the following additional payments (subject to Section 2.02(a)(ii)(C)) to Seller in connection with Equity Offerings (“Equity Offering Payments”):

(A) $1,000,000 (the “Initial Equity Offering Payment”) upon Buyer’s receipt of cumulative gross proceeds from the consummation of Equity Offerings after the date of this Agreement of $8,000,000 in the aggregate (the “Initial Equity Threshold”) payable as follows: (1) if the gross proceeds from any Equity Offering equal or exceed $8,000,000, the Buyer shall pay $1,000,000 (less the amount of any previous payment made in respect of the Initial Equity Offering Payment) in cash to the Sellers immediately upon consummation of such Equity Offering, (2) if the gross proceeds are less than $8,000,000 but more than $6,000,000, the Buyer shall pay $500,000 (or so much thereof as would result in the Sellers receiving aggregate payments equal to $1,000,000 in respect of the Initial Equity Offering Payment) in cash to the Sellers, (3) if the gross proceeds to the Buyer are equal to or less than $6,000,000 but more than $4,000,000, the Buyer shall pay $250,000 (or so much thereof as would result in the Sellers receiving aggregate payments equal to $1,000,000 in respect of the Initial Equity Offering Payment) in cash to the Seller. For the avoidance of doubt, in no event will aggregate payments pursuant to this Section 2.02(a)(ii)(A) exceed $1,000,000; and

(B) an amount in cash equal to 10% of the gross proceeds in excess of the Initial Equity Threshold from any Equity Offering consummated after the date of this Agreement (until the Sellers have received aggregate additional cash consideration equal to $10,000,000 (the “Subsequent Equity Offering Payment”);

(C) Notwithstanding any contrary provision contained herein, if an equity offering is consummated prior to September 23, 2020, then the Initial Equity Offering Payment or Subsequent Equity Offering Payment, as applicable, shall accrue but shall not be due and payable until September 24, 2020.

Section 2.02 No Other Modifications. Except as expressly set forth in Section 2.01, the MIPA remains unmodified and in full force and effect.

Section 2.03 Acknowledgments. The Sellers previously received a payment of $250,000 pursuant to Section 2.02(a)(ii) of the MIPA in connection with an Equity Offer made pursuant to a final prospectus dated April 7, 2020 (the “April 7 Offering”). The Buyer and Sellers agree that the Sellers may retain such payment notwithstanding the amendments to the MIPA set forth in this Amendment. For the avoidance of doubt, no other amounts are accrued and unpaid or otherwise due and payable with respect to the April 7 Offering.

ARTICLE III
Miscellaneous

The provisions of Article VIII of the MIPA are incorporated herein by reference and made a part hereof mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

SELLERS:

Premas Biotech PVT Ltd.

By:	/s/ Prabuddha Kumar Kundu
Name:	Prabuddha Kumar Kundu
Title:	Cofounder

Cutter Miller Capital LLC

By:	/s/ Michael Vasinkevich
Name:	Michael Vasinkevich
Title:	Authorized Signatory

Run Ridge LLC

By:	/s/ Craig M. Schwabe
Name:	Craig M. Schwabe
Title:	Authorized Signatory

/s/ Nadav Kidron
Nadav Kidron

BUYER:

AKERS BIOSCIENCES, INC.
a New Jersey corporation

By:	/s/ Christopher Schreiber
Name:	Christopher Schreiber
Title:	Executive Chairman